NYSE Euronext to Commence Offer for Euronext Shares -- Offer period for Euronext shareholders to tender shares begins February 15 and expires March 21, 2007--

Paris and New York, February 15, 2007 – NYSE Euronext, Inc., NYSE Group, Inc. and Euronext N.V. have announced that NYSE Euronext, Inc., through its indirect wholly owned subsidiary NYSE Euronext (Holding) N.V., will commence an exchange offer today, Thursday, February 15 for all of the outstanding shares of Euronext. The exchange offer will close on March 21, 2007 and the settlement and delivery of the offer, as well as the admission of the NYSE Euronext shares on Euronext Paris and on NYSE, is expected to take place on April 4, 2007.

     "We are committed to bringing these two great businesses together to form the world’s first truly global financial marketplace group,” said Marshall N. Carter, Chairman, NYSE Group. “Together, we will strengthen our leadership position and better serve our customers in our home markets and throughout the world. On behalf of my colleagues on the NYSE Group board of directors, I want to thank the NYSE Group and Euronext shareholders for their overwhelming support of this transaction and look forward to serving their interests as a combined company.”

     “The Euronext supervisory board has recommended that shareholders tender their shares in the exchange offer because it considers that the offer is fair to our shareholders, and that the combination of Euronext and NYSE Group will create significant cost savings and revenue synergies, allowing us to preserve Euronext’s successful federal business model, while bringing additional business advantages for our users,” said Jan-Michiel Hessels, Chairman of the Supervisory Board of Euronext.

     The standard offer consideration that Euronext shareholders will receive for each Euronext share that they tender in the offer is €21.32 in cash, without interest, and 0.98 of a share of NYSE Euronext common stock. In lieu of receiving this standard consideration, Euronext shareholders have the alternate ability to receive for each of their tendered shares:

  1.2633 NYSE Euronext shares (which is referred to as the stock election); or
  €95.07 in cash, without interest (which is referred to as the cash election).

     The stock election and cash election are subject to proration and allocation to ensure that the total amount of cash paid, and the total number of shares of NYSE Euronext common stock issued, in the offer will equal the total amount of cash and number of shares that would be paid and issued if all tendering Euronext shareholders received the standard offer consideration.

     The offer will expire on March 21, 2007, unless it is extended.

     Euronext shareholders are urged to read the offering materials filed by NYSE Euronext and Euronext, which contain important information about the exchange offer.

     The French offering materials, which include NYSE Euronext’s French offer document (note d’information registered under No.07-018 on January 18, 2007), Euronext’s French response document (note en réponse registered under No.07-019 on January 18, 2007), NYSE Euronext’s French registration statement (document de base registered under No.I.06-184 on November 30, 2006) and the two separate updates on the characteristics of NYSE Euronext. and Euronext dated February 14, 2007, have been filed with the French Autorité des marchés financiers (or the AMF) in France and are available on the AMF’s website at www.amf-france.org or on www.euronext.com.

     The U.S. offering materials, which include NYSE Euronext’s registration statement on

Form S-4 (Registration No. 333-137506) filed with the SEC and a related prospectus that will be filed with the SEC, will be available on the SEC's website at www.sec.gov and on www.nyse.com. U.S. holders of Euronext shares should read the prospectus when it becomes available, as opposed to the French offering materials.

     NYSE Euronext Inc., a company with registered offices in the State of Delaware, United States, will, upon closing of the combination, combine the world’s largest and most liquid group of exchanges with a combined market capitalization of around $24 billion or €18 billion. The combined company will be the largest cash equities marketplace group with a €19.5 trillion / $25.8 trillion combined total global market capitalization of its listed companies, and will also have global market leadership positions in derivatives, market data and technology. Average daily trading value of NYSE Euronext will be approximately €77 billion / $102 billion, and the company will encompass the world’s premier listing venues. NYSE Group (NYSE: NYX) and Euronext announced plans to combine their businesses on June 1, 2006.

About NYSE Group, Inc

NYSE Group, Inc. (NYSE:NYX) operates two securities exchanges: the New York Stock Exchange LLC (the “NYSE”) and NYSE Arca, Inc. (formerly known as the Pacific Exchange). NYSE Group is a leading provider of securities listing, trading and market data products and services. In 2006, on an average trading day, 2.3 billion shares, valued at $86.8 billion, were traded on the exchanges of the NYSE Group.

     The NYSE is the world’s largest and most liquid cash equities exchange. The NYSE provides a reliable, orderly, liquid and efficient marketplace where investors buy and sell listed companies’ common stock and other securities.

     On December 31, 2006, the operating companies listed on the NYSE represented a total global market capitalization of $25.0 trillion. NYSE Arca, Inc. operates the former ArcaEx®, the first open, all-electronic stock exchange in the United States, which has a leading position in trading exchange-traded funds and exchange-listed securities. NYSE Arca, Inc. is also an exchange for trading equity options. NYSE Arca, Inc.’s trading platforms provide customers with fast electronic execution and open, direct and anonymous market access. NYSE Regulation, an independent not-for-profit subsidiary, regulates member organizations through the enforcement of marketplace rules and federal securities laws. NYSE Regulation also ensures that companies listed on the NYSE and NYSE Arca meet their financial and corporate governance listing standards. For more information on NYSE Group, go to: www.nyse.com.

About Euronext N.V.

Since its creation in 2000, Euronext has been working towards the consolidation of financial markets by integrating local markets across Europe to provide users with a single market that is broad, highly liquid and extremely cost effective.

     After the initial three-way merger of the local exchanges of Amsterdam, Brussels and Paris, Euronext acquired the London-based derivatives market LIFFE and merged with the Portuguese exchange in 2002. The implementation of Euronext’s horizontal market model, designed to generate synergies by incorporating the individual strengths and assets of each local market, has proved that the most successful way to merge European exchanges is to apply global vision at a local level. This unique business model has been implemented on all of Euronext’s markets, and covers technological integration, the reorganisation of activities into cross-border, streamlined strategic business units (SBUs) and the harmonisation of market rules and the regulatory framework. Euronext’s IT integration was completed in 2004, when a four-year migration plan resulted in harmonised IT platforms for cash trading (NSC), derivatives (LIFFE CONNECT®) and clearing. As a result, every market participant now has a single point of access to trading. Another step forward in the rationalisation of Euronext’s IT structure was made in 2005 with the creation of Atos Euronext Market Solutions (AEMS), an IT services-related vehicle between Euronext and Atos Origin that is a leading global provider of technology services to the capital markets.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this document contains forward-looking statements, which involve a number of risks and uncertainties. NYSE Group, Inc. (“NYSE Group”), Euronext N.V. (“Euronext”) and NYSE Euronext, Inc. (“NYSE Euronext”) caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving NYSE Group and Euronext, including estimated revenue and cost synergies, NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical facts. Additional risks and factors are identified in NYSE Group’s and NYSE Euronext’s filings with the U.S. Securities Exchange Commission (the “SEC”), including NYSE Group’s Report on Form 10-K for the fiscal year ending December 31, 2005 which are available on NYSE Group’s website at and the SEC’s website at SEC's Web site at www.sec.gov, in Euronext’s filings with the Autoriteit Financiële Markten (Authority for the Financial Markets) in The Netherlands, including its annual report and registration document for 2005, which is available on Euronext’s website at www.euronext.com and in the offering materials filed by NYSE Euronext and Euronext with the AMF, which are available on the AMF website at www.amf-france.org. The parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information About a Pending Transaction

In connection with the business combination transaction between NYSE Group and Euronext, a newly formed holding company, NYSE Euronext, has filed a registration statement (“document de base”) with the Autorité des Marchés Financiers (AMF) in France, registered on 30 November, 2006 under number I.06-184, for the purpose of listing its shares on Eurolist by Euronext. NYSE Euronext’s registration statement is available on the websites of the AMF (www.amffrance.org) and Euronext (www.euronext.com) and may be obtained free of charge from Euronext.

     In addition, in connection with NYSE Euronext’s exchange offer for Euronext shares, NYSE Euronext has filed an offer document ("note d'information") and Euronext has filed a response document ("note en réponse") with the AMF in France.

     On January 18, 2007, the AMF cleared the exchange offer and issued visa no. 07-018 on NYSE Euronext’s document and visa no 07-019 on Euronext’s document. On February 14, 2007 NYSE Euronext also filed with the AMF an update on the legal, financial and accounting information concerning NYSE Euronext, which also contains legal, financial and accounting information concerning NYSE Euronext (Holding). On the same date, Euronext filed with the AMF an update on the legal, financial and accounting information concerning Euronext. These offering materials are available on the website of the AMF (www.amf-france.org). The NYSE Euronext exchange offer documents may also be obtained free of charge from the presenting banks, namely Citigroup Global Markets Limited, Société Générale and JPMorgan and Euronext exchange offer documents are available on the website of Euronext (www.euronext.com) and may be obtained free of charge from Euronext.

EURONEXT SHAREHOLDERS ARE URGED TO READ THE OFFERING MATERIALS FILED BY NYSE EURONEXT AND EURONEXT WITH THE AMF BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION REGARDING THE OFFER.

NYSE Euronext, has filed with the SEC a prospectus that also constitutes a definitive shareholder circular of Euronext (the "Euronext shareholder circular/prospectus"). An earlier version of the Euronext shareholder circular/prospectus is also included in the Registration Statement on Form S-4 (File No. 333-137506), as amended (the "S-4") filed with the SEC by NYSE Euronext that also contains additional information and includes the proposed form of an exchange offer prospectus for the exchange offer to be made by NYSE Euronext to Euronext shareholders. NYSE Euronext will shortly file a final exchange offer prospectus with the SEC.

US Holders of Euronext shares may obtain a free copy of the S-4 and will be able to obtain the final version of the exchange offer prospectus and other related documents filed by NYSE Group and NYSE Euronext with the SEC at the SEC's Web site at www.sec.gov.

US HOLDERS OF EURONEXT SHARES ARE URGED TO READ THE EXCHANGE OFFER PROSPECTUS THAT WILL BE FILED WITH THE SEC BECAUSE THIS DOCUMENT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TENDER OFFER.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contact: Rich Adamonis/NYSE Group, Inc. Phone: 212.656.2140 Email: radamonis@nyse.com Contact: Antoinette Darpy/Euronext N.V. Phone: +33 1 49 27 53 75 Email: a.darpy@euronext.com

The diffusion, publication or distribution of this press release may be subject to statutory or regulatory restrictions in certain countries. This press release is not addressed to individuals subject to such restrictions, either directly or indirectly. Receipt of thispress release does not constitute an offer in countries where a tender offer or an offer of securities would be illegal.

This press release may not be published, distributed or disseminated or otherwise sent into Canada, Japan or in any other country.

This press release may be distributed, published or sent in the United Kingdom (i) only to professional investors falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) only to entities thathold a certain level of assets (“high net worth entities”) or to any other type of person to whom it may be legally transmitted, falling within Article 49(2) (a) to (d) of the Order (together “relevant persons”). This press release is directed only at relevant persons andmust not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this press release relates is available only to relevant persons and will be engaged in only with relevant persons. An offer will be made in theUnited States by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. No offering of securities in the United States shall be made except by means of such prospectus.